Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Phone: 770-419-3355	/ Lynn Lewis
CryoLife D. Ashley Lee Executive Vice President, Chief Financial Officer and Chief Operating Officer Phone: 770-419-3355	Gilmartin Group LLC Greg Chodaczek / Lynn Lewis Phone: 347-620-7010 investors@cryolife.com

CryoLife Reports First Quarter 2020 Financial Results

First Quarter and Recent Business Highlights:

•	Achieved total revenues of $66.4 million in the first quarter 2020 versus preliminary first quarter 2020 revenues of $65.5 million
o	Total revenues decreased 2% and decreased 1% on a constant currency basis versus first quarter 2019
o	Excluding TMR, total revenues increased 1% and increased 2% on a constant currency basis versus first quarter of 2019
•	Received CE Mark for our Frozen Elephant Trunk E-vita OPEN NEO
•	Received renewed CE Mark status for our AAP Ascending Aortic Prosthesis
•	Secured Credit Facility Covenant Modification to Enhance Liquidity

ATLANTA, GA – (April 30, 2020) – CryoLife, Inc. (NYSE: CRY),  a leading cardiac and vascular surgery company focused on aortic disease, announced today its financial results for the first quarter ended March 31, 2020.

"During these challenging times, we are focused on protecting our employees’ health and safety while continuing to supply our customers and patients who depend on our life saving and life sustaining products," commented Pat Mackin, Chairman, President, and Chief Executive Officer.  "Our business is well suited to weather the impact of this global pandemic given the nature of the procedures in which our products are used.  Our manufacturing facilities have been running at near capacity and our supply chain remained largely intact.  We have continued to fund R&D programs related to products that could deliver revenue in 2021 and 2022, including our U.S. PerClot PMA, BioGlue China and PROACT Mitral.  Further, we renegotiated our Credit Facility covenant to have greater financial flexibility, if necessary.  Given our recent device approvals, and the ongoing progress made on our key growth initiatives, we expect 2021 to be a strong year for CryoLife.”

First Quarter 2020 Financial Results

Total revenues for the first quarter of 2020 were $66.4 million, reflecting a decrease of  (2%), and (1%) on a non-GAAP constant currency basis, both compared to the first quarter of 2019.  Growth in tissue processing and On-X revenues was offset by decreases in BioGlue and JOTEC revenues.

Net loss for the first quarter of 2020 was ($6.7) million, or ($0.18) per fully diluted common share, compared to a net loss of ($297,000), or ($0.01) per fully diluted common share for the first quarter of 2019.  Non-GAAP net loss for the first quarter of 2020 was ($3.0) million, or ($0.08) per fully diluted common share, compared to non-GAAP net income of $1.5 million, or $0.04 per fully diluted common share for the first quarter of 2019.  Net loss on both a GAAP and non-GAAP basis reflects a $3.7 million pretax loss primarily related to non-cash unrealized foreign currency losses on intercompany payable balances.

2020 Financial Outlook

As previously reported on April 1, 2020, the Company has withdrawn its 2020 financial guidance due to uncertainties resulting from the COVID-19 pandemic.

All numbers are presented on a GAAP basis except where expressly referenced as non-GAAP.  The Company does not provide GAAP income per common share on a forward-looking basis because the Company is unable to predict with reasonable certainty business development and acquisition-related expenses, purchase accounting fair value adjustments, and any unusual gains and losses without unreasonable effort.  These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP.

The Company's financial performance for 2020 is subject to the risks identified below.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.  In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies.  The Company's non-GAAP net income and non-GAAP EBITDA results exclude (as applicable) business development and integration expenses, amortization expense, inventory basis step-up expense, loss on foreign currency revaluation, stock-based compensation expense, and corporate rebranding expenses.  The Company believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions; the operating expense structure of the Company's existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses and the transaction and integration expenses incurred in connection with recently acquired and divested product lines; and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and stock-based compensation expense.  The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as acquisitions, or non-cash expense related to amortization of previously acquired tangible and intangible assets.  The Company has excluded the impact of changes in currency exchange from certain revenues to evaluate growth rates on a constant currency basis.  The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur.

Webcast and Conference Call Information

The Company will hold a teleconference call and live webcast later today, April 30, 2020 at 4:30 p.m. ET to discuss the results followed by a question and answer session.  To listen to the live teleconference, please dial 201-689-8261.  A replay of the teleconference will be available through May 7, 2020 and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415.  The Conference ID for the replay is 13702193.

The live webcast and replay can be accessed by going to the Investor Relations section of the CryoLife website at www.cryolife.com and selecting the heading Webcasts & Presentations.

About CryoLife, Inc.

Headquartered in suburban Atlanta, Georgia, CryoLife is a leader in the manufacturing, processing, and distribution of medical devices and implantable tissues used in cardiac and vascular surgical procedures focused on aortic repair.  CryoLife markets and sells products in more than 100 countries worldwide.  For additional information about CryoLife, visit our website, www.cryolife.com.

Forward Looking Statements

Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements reflect the views of management at the time such statements are made.  These statements include our beliefs that our business is well suited to weather the impact of  the COVID-19 pandemic given the nature of the procedures in which our products are used; that we are funding R&D programs for products that could deliver revenue in 2021 and 2022, including our U.S. PerClot PMA, BioGlue China, and PROACT Mitral; that the renegotiation of our Credit Facility covenant will give us greater financial flexibility, if necessary; and that we expect 2021 to be a strong year for CryoLife.  These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations.  These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for year ended December 31, 2019.  CryoLife does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

CryoLife, Inc. and Subsidiaries

Financial Highlights

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2020	2019
Revenues:
Products	$46,420	$48,401
Preservation services	20,009	19,104
Total revenues	66,429	67,505

Cost of products and preservation services:
Products	13,040	13,826
Preservation services	9,218	9,406
Total cost of products and preservation services	22,258	23,232

Gross margin	44,171	44,273

Operating expenses:
General, administrative, and marketing	39,002	36,520
Research and development	6,356	5,548
Total operating expenses	45,358	42,068

Operating (loss) income	(1,187)	2,205

Interest expense	3,388	3,894
Interest income	(102)	(116)
Other expense, net	3,662	77

Loss before income taxes	(8,135)	(1,650)
Income tax benefit	(1,470)	(1,353)

Net loss	$(6,665)	$(297)

Loss per common share:
Basic	$(0.18)	$(0.01)
Diluted	$(0.18)	$(0.01)

Weighted-average common shares outstanding:
Basic	37,390	36,778
Diluted	37,390	36,778

Net loss	$(6,665)	$(297)
Other comprehensive loss:
Foreign currency translation adjustments	(4,463)	(3,781)
Comprehensive loss	$(11,128)	$(4,078)

CryoLife, Inc. and Subsidiaries

Financial Highlights

 (In thousands)

	(Unaudited)
	Three Months Ended
	March 31,
	2020	2019
Products:
BioGlue	$16,737	$17,222
JOTEC	15,268	15,954
On-X	12,202	11,731
PhotoFix	1,042	730
PerClot	860	1,050
NEXUS	200	--
CardioGenesis cardiac laser therapy	111	1,714
Total products	46,420	48,401

Preservation services:
Cardiac tissue	$10,033	$8,930
Vascular tissue	9,976	10,174
Total preservation services	20,009	19,104

Total revenues	$66,429	$67,505

Revenues:
U.S.	$36,447	$37,325
International	29,982	30,180
Total revenues	$66,429	$67,505

	(Unaudited)
	March 31,	December 31,
	2020	2019
Cash, cash equivalents, and restricted securities	$63,877	$34,294
Total current assets	214,082	187,390
Total assets	621,033	605,654
Total current liabilities	43,685	45,195
Total liabilities	344,424	319,958
Shareholders’ equity	276,609	285,696

CryoLife, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP

Net Loss and Diluted (Loss) Income Per Common Share

(In thousands, except per share data)

	(Unaudited)
	Three Months Ended
	March 31,
	2020	2019
GAAP:
Loss before income taxes	$(8,135)	$(1,650)
Income tax benefit	(1,470)	(1,353)
Net loss	$(6,665)	$(297)

Diluted loss per common share:	$(0.18)	$(0.01)

Reconciliation of loss before income taxes,
GAAP to adjusted net (loss) income, non-GAAP
Loss before income taxes, GAAP	$(8,135)	$(1,650)
Adjustments:
Amortization expense	3,033	2,579
Business development and integration expenses	823	1,109
Corporate rebranding	321	--
Adjusted (loss) income before income taxes,
non-GAAP	(3,958)	2,038
Income tax expense calculated at a
pro forma tax rate of 25%	(989)	510
Adjusted net (loss) income, non-GAAP	$(2,969)	$1,528

Reconciliation of diluted loss per common share, GAAP
to adjusted diluted (loss) income per common share, non-GAAP:
Diluted loss per common share, GAAP:	$(0.18)	$(0.01)
Adjustments:
Amortization expense	0.08	0.07
Business development and integration expenses	0.02	0.03
Corporate rebranding	0.01	--
Tax effect of non-GAAP adjustments	(0.03)	(0.03)
Effect of 25% pro forma tax rate	0.02	(0.02)
Adjusted diluted (loss) income per common share,
non-GAAP:	$(0.08)	$0.04

Diluted weighted-average common
shares outstanding	37,390	37,711

CryoLife, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP

Revenues

(In thousands, except per share data)

	(Unaudited)
	Three Months Ended
	March 31,
	2020	2019	Growth Rate
Reconciliation of total revenues, GAAP to
total revenues, non-GAAP:
Total revenues, GAAP	$66,429	$67,505	-2%
Impact of changes in currency exchange	--	(629)
Total constant currency revenues, non-GAAP	$66,429	$66,876	-1%

Reconciliation of total revenues, GAAP to
total revenues, non-GAAP:
Total revenues, GAAP	$66,429	$67,505	-2%
Less CardioGenesis cardiac laser therapy	(111)	(1,714)
Total GAAP revenues excluding CardioGenesis	66,318	65,791	1%
Impact of changes in currency exchange	--	(629)
Total constant currency revenues excluding CardioGenesis, non-GAAP	$66,318	$65,162	2%

Reconciliation of total BioGlue revenues, GAAP to
total BioGlue revenues, non-GAAP:
Total BioGlue revenues, GAAP	$16,737	$17,222	-3%
Impact of changes in currency exchange	--	(76)
Total constant currency BioGlue revenues, non-GAAP	$16,737	$17,146	-2%

Reconciliation of total On-X revenues, GAAP to
total On-X revenues, non-GAAP:
Total On-X revenues, GAAP	$12,202	$11,731	4%
Impact of changes in currency exchange	--	(17)
Total constant currency On-X revenues, non-GAAP	$12,202	$11,714	4%

Reconciliation of total JOTEC revenues, GAAP, to
total JOTEC revenues, non-GAAP:
Total JOTEC revenues, GAAP	$15,268	$15,954	-4%
Impact of changes in currency exchange	--	(534)
Total constant currency JOTEC revenues, non-GAAP	$15,268	$15,420	-1%

CryoLife, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP

Adjusted EBITDA

(In thousands, except per share data)

	(Unaudited)
	Three Months Ended
	March 31,
	2020	2019
Reconciliation of net loss, GAAP to
adjusted EBITDA, non-GAAP:
Net loss, GAAP	$(6,665)	$(297)
Adjustments:
Depreciation and amortization expense	4,898	4,350
Loss on foreign currency revaluation	3,663	74
Interest expense	3,388	3,894
Stock-based compensation expense	2,564	1,853
Business development and integration expenses	823	1,109
Corporate rebranding	321	--
Interest income	(102)	(116)
Income tax benefit	(1,470)	(1,353)
Adjusted EBITDA, non-GAAP	$7,420	$9,514